Exhibit 99.1

Press Contacts:
eLutions Inc. :                                            Wizcon Systems :
Christopher M. Carnavos                                    Emmanuel Vitrac
Managing Director Marketing & Solutions Sales              Marketing Director
(813) 363-5231                                             +33 (0)4 72 47 98 72
ccarnavos@elutions.com                                     evitrac@wizcon.com


      eLutions Inc. agrees to acquire ITA Holding's Wizcon Systems business

Tampa,  Florida  and Lyon,  France - January 25,  2006 - eLutions  Inc.  and ITA
Holdings, Inc. (formerly Axeda Systems Inc.) today announced that they had entered into a letter of intent for the acquisition of ITA Holdings' Wizcon Systems business (consisting of operations in France, the Netherlands, the UK and Israel) by eLutions Inc., a private company headquartered in Tampa, Florida.

Completion of the acquisition is subject to due diligence investigations satisfactory to eLutions, the negotiation and execution of a definitive acquisition agreement, ITA Holdings obtaining all required consents and other customary closing conditions. ITA Holdings will be seeking the approval of its stockholders to consummate the proposed transaction. It is anticipated that the transaction will close in the first quarter of 2006.

ITA Holdings will hold a conference call today to discuss the proposed sale of Wizcon Systems and other matters that may be of importance to its stockholders at 5:00pm Eastern Time today. To listen to the conference call, please dial into the call on one of the following phone numbers:

Primary Dial In: (888) 867-5802
Alternative Dial In: (847) 944-7591

You will then need to provide the following information to gain access to the call:

Confirmation Number: 13751655
Host Name:  Stephen Darr

Any questions for the management of ITA Holdings which you would like to addressed on the call must be sent prior to the call to the following email address: sdarr@mesirowfinancial.com.

About eLutions Inc.
eLutions, Inc., is a leading provider of enterprise automation solutions with expertise in control of energy, management of fixed and mobile assets and workforce automation since 1992. Headquartered in Tampa, Florida, eLutions is a wholly owned subsidiary of Engage Networks, Inc., which is a privately held developer of technology software and hardware solutions. eLutions provide real-time wide area energy management solutions used by retail, commercial and industrial companies worldwide. eLutions provides telemetry and control solutions used in the tracking and control of mission critical assets by global enterprises. Work force automation, tracking and safety applications are delivered by eLutions as yet another vertical market supported through the use of advanced technologies comprising communications enabled end-devices, wireless backhaul services and enterprise / ASP hosted applications. More information is available at www.elutions.com

About Wizcon Systems
Since 1988, Wizcon Systems SAS, formerly Axeda Systems SAS, through its ITA Group, has helped manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices or processes at sites around the world. Wizcon Systems' flagship software product, the Wizcon(R) Supervisor(TM) suite (previously known as Axeda Supervisor) with its core SCADA/HMI component Wizcon for Windows & Internet, is a complete Internet-based open solution for control and information used in markets such as Building Automation and Facility Management, Cooling & Refrigeration, Water & Waste, Large Infrastructure management, Industrial Automation and Machine Builders. Wizcon Systems has sold more than 45,000 licenses of Wizcon for Windows & Internet through sales and service offices in the US and Europe, and distribution partners worldwide. More information is available at www.wizcon.com

Certain Forward Looking Statements

Certain   statements   contained   in  this   press   release   are   considered
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is ITA Holdings' intent that such statements be protected by the safe harbor created thereby. Except for historical information contained herein, the matters set forth in this press release, including our intention to sell, and the timing of the sale of, the Wizcon Systems business, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, (a) the possibility that ITA Holdings and eLutions may fail to execute a definitive acquisition agreement;
(b) the failure by ITA Holdings to meet any agreed closing conditions - the failure of any one of which may result in the transaction not being consummated;
(c) the risk that the transaction may close more slowly than expected or not at all; (d) potential disruptions resulting from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; and (e) other risks and uncertainties detailed from time to time in ITA Holdings' filings with the Securities and Exchange Commission.
                                       ###

(C)2006 Wizcon Systems. All rights reserved. Wizcon, Wizcon Systems, Wizcon Agents, Wizcon Supervisor, Wizcon Hypervisor, Wizcon for Windows & Internet, WizScheduler, WizAAM, WizPLC, WizOPC, WizSQL, WizXRef, WizReport XL, and WizCAD are trademarks or registered trademarks of Wizcon Systems. Wizcon Premium Maintenance, Wizcon Hotline Plus, Wizcon eXpert Program, Wizcon Hosted Services, Wizcon Collaborate, Wizcon Trace, Wizcon Certified, Wizcon SI Environment, and Wizcon VIPartners are service marks of Wizcon Systems. BACnet(R) is a registered trademark of ASHRAE. All other trademarks are either property of Wizcon Systems or property of their respective owners.